    As filed with the Securities and Exchange Commission on January 30, 2003
                                                 Registration No. 333-__________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                               US DATAWORKS, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                   84-1290152
----------------------------------------        --------------------------------
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation of organization)                   Identification No.)

     5301 Hollister Road, Suite 250
             Houston, Texas                                  77040
----------------------------------------        --------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

        STOCK OPTIONS GRANTED PURSUANT TO CERTAIN STOCK OPTION AGREEMENTS
        -----------------------------------------------------------------
                            (Full title of the plan)

                                                             Copy to:
             CHARLES E. RAMEY                             DAVINA K. KAILE
          Chief Executive Officer                     Pillsbury Winthrop LLP
            US Dataworks, Inc.                          2550 Hanover Street
      5301 Hollister Road, Suite 250                   Palo Alto, California
           Houston, Texas 77040                             94304-1115
              (713) 934-3854                              (650) 233-4500
--------------------------------------------        ----------------------------
   (Name, address and telephone number,
including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
==============================================================================================================================

                                                     Amount To           Proposed             Proposed           Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)    Price Per Share(3)    Offering Price(3)         Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.0001 per share             621,750             $ (3)              $2,305,958             $213
------------------------------------------------------------------------------------------------------------------------------
(1)  The securities to be registered include options and rights to acquire
     Common Stock.
(2)  Pursuant to Rule 416(a) of the Securities Act of 1933 this Registration
     Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or other similar transaction, or pursuant to any other antidilution provisions set forth in the option agreements.
(3)  Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The price of the shares is based on the exercise price of the outstanding options being registered hereunder ranging from $0.504 and $10.00.

                           ---------------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*
-------  ------------------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
-------  -------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------  ----------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Registrant's Annual Report on Form 10-KSB (File No. 001-15835) for the fiscal year ended March 31, 2002;

         (b) Registrant's Annual Report on Form 10-KSB/A (File No. 001-15835) for the fiscal year ended March 31, 2002;

         (c) Registrant's Quarterly Report on Form 10-QSB (File No. 001-15835) for the quarter ended June 30, 2002;

         (d) Registrant's Quarterly Report on Form 10-QSB (File No. 001-15835) for the quarter ended September 30, 2002; and

         (e) (c) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed April 17, 2000.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  --------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------  ---------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-------  ------------------------------------------

         Sections 78.7502 and 78.751 of the General Corporation Law of Nevada provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Registrant's Bylaws (Exhibit 3(ii) to the Annual Report on Form 10-KSB for the fiscal year ended March 31,
2002) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the General Corporation Law of Nevada.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
-------  ------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
-------  ---------

       Exhibit Number   Exhibit
       --------------   --------------------------------------------------------

       5.1              Opinion of Pillsbury Winthrop LLP.

      23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Accountants.

      24.1              Powers of Attorney (see page 5).

      99.1              Form of stock option agreement.


ITEM 9.  UNDERTAKINGS.
-------  -------------

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of January, 2003.

                                         US DATAWORKS, INC.


                                         By      /s/ Charles E. Ramey
                                            ------------------------------------
                                                    Charles E. Ramey
                                                 Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Ramey and Terry Stepanik, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  NAME                                        TITLE                                  DATE
                  ----                                        -----                                  ----

         /s/ Charles E Ramey                Chief Executive Officer and Chairman of      January 30, 2003
-----------------------------------------   the Board (Principal Executive Officer)
            Charles E. Ramey


                                            President, Chief Operating Officer,          January 30, 2003
                                            Interim Chief Financial Officer and
         /s/ Terry Stepanik                 Director (Principal Financial and
-----------------------------------------   Accounting Officer)
             Terry Stepanik


           /s/ Joe Abrell                   Director                                     January 24, 2003
-----------------------------------------
               Joe Abrell


     /s/ John L. Nicholson, M.D.            Director                                     January 29, 2003
-----------------------------------------
         John L. Nicholson, M.D.


        /s/ Hayden D. Watson                Director                                     January 30, 2003
-----------------------------------------
            Hayden D. Watson


       /s/ Thomas L. West, Jr.              Director                                     January 24, 2003
-----------------------------------------
           Thomas L. West, Jr.


                                INDEX TO EXHIBITS

  Exhibit Number        Exhibit
  --------------        --------------------------------------------------------

     5.1                Opinion of Pillsbury Winthrop LLP.

    23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Accountants.

    24.1                Powers of Attorney (see page 5).

    99.1                Form of stock option agreement.